Filed with the Securities and Exchange Commission on May 17, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Sunergy Co., Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone

Nanjing, Jiangsu 211100, People’s Republic of China

(86 25) 5276 6688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Howard Zhang O’Melveny & Myers LLP 31st Floor, China World Tower I 1 Jian Guo Men Wai Avenue Beijing 100004, China (86 10) 6535-4200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-142367

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary shares, par value $0.0001 per ordinary share	$108,000,000	$3,316

(1)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(2)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-142574). Each American depositary share represents six ordinary shares.
(3)	Calculated in accordance with Rule 457(o) to account for the increase above the maximum aggregate offering price of $100,000,000 previously registered pursuant to Registrant’s registration statement on Form F-1 (Registration No. 333-142367).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-142367) filed by China Sunergy Co., Ltd. with the Securities and Exchange Commission (the “Commission”) on April 25, 2007, as amended on May 4, 2007 and May 14, 2007, which was declared effective by the Commission on May 16, 2007, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, People’s Republic of China, on May 17, 2007.

China Sunergy Co., Ltd.

By:	/s/ Tingxiu Lu
Name: Tingxiu Lu
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tingxiu Lu Name: Tingxiu Lu	Chairman and Chief Executive Officer (Principal Executive Officer)	May 17, 2007

* Name: James Shaofeng Qi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 17, 2007

* Name: Jianhua Zhao	Vice Chairman, President and Chief Scientist	May 17, 2007

* Name: Guangyou Yin	Director, Vice President	May 17, 2007

/s/ Fengming Zhang Name: Fengming Zhang	Director, Vice President	May 17, 2007

* Name: Shiliang Guo	Director	May 17, 2007

* Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized U.S. Representative	May 17, 2007

*By:	/s/ Fengming Zhang
Fengming Zhang, Attorney-in-fact

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CHINA SUNERGY CO., LTD.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered

23.1	Consent of Deloitte Touche Tohmatsu, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1

Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of China Sunergy Co., Ltd. (Registration No. 333-142367) initially filed with the Securities and Exchange Commission on April 25, 2007)

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